Exhibit 3.75

[SEAL]

Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

INITIAL ARTICLES OF INCORPORATION
(For Domestic Profit or Non-Profit)
Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)

(1)	☒	Articles of Incorporation Profit	(2)	☐	Articles of Incorporation Non-Profit	(3)	☐	Articles of Incorporation Professional (170-ARP)
		(113-ARF) ORC 1701			(114-ARN) ORC 1702			Profession ORC 17885

Complete the general information in this section for the box checked above

FIRST:	Name of Corporation	[CORPORATION NAME]
SECOND:	Location	Wadsworth (City)	Medina (County)
Effective Date (Optional)			Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
☐
Check here if additional provisions are attached

Complete the general information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed

Complete the general information in this section if box (1) or (3) is checked

FOURTH:    The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any

1,500 (No. of Shares)	Common (Type)	No Par (Par Value)

Completing the information in this section is optional

FIFTH:    The following are the names and addresses of the individuals who are to serve as initial Directors.

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable

(City)	(State)	(Zip Code)
(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable

(City)	(State)	(Zip Code)
(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable

(City)	(State)	(Zip Code)
REQUIRED
Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ ROBERT L. LEATHERMAN Authorized Representative	9-13-04 Date
Robert L. Leatherman (Print Name)

	Authorized Representative	Date
(Print Name)

	Authorized Representative	Date
(Print Name)

Complete the information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of [CORPORATION NAME] hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

Robert L. Leatherman (Name)
200 Smokerise Drive (Street) NOTE: P.O. Box Addresses are NOT acceptable
Wadsworth	, Ohio	44281

(City)		(Zip Code)
Must be authenticated (signed) by an authorized representative	/s/ Robert L. Leatherman Authorized Representative	9-13-04 Date

	Authorized Representative	Date

	Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The Undersigned, Robert L. Leatherman, named herein as the Statutory agent for, [CORPORATION NAME], hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:	/s/ ROBERT L. LEATHERMAN (Statutory Agent)